Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of December 21, 2007 by and between KEY TECHNOLOGY, INC., an Oregon corporation ("Borrower"), and WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION ("Trade Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Trade Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Trade Bank dated as of July 27, 2006, as amended from time to time ("Credit Agreement").

WHEREAS, Trade Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

I.	Article I. CREDIT FACILITY, Section 1.1 The Facility is hereby amended by deleting “June 30, 2008” as the Facility Termination Date, and by substituting “June 30, 2009” therefor.

II.
Article V. NEGATIVE COVENANTS, Sections 5.8 Dividends and Distributions of Capital of C Corporation, 5.10 Capital Expenditures and 5.11 Lease Expenditures are hereby deleted in their entirety, without substitution.

III.
EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT is hereby deleted in its entirety, and the attached EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT, all terms of which are incorporated herein by this reference, shall be substituted therefor.

IV.	The Non-Utilization Fee of the FEES section of EXHIBIT B, REVOLVING CREDIT FACILITY SUPPLEMENT is hereby deleted in its entirety, and the following substituted therefor:

“Non-Utilization Fee: Borrower will pay the following Non-Utilization Fee payable in arrears on a fiscal quarter basis, computed at a rate per annum of 0.125% on the average daily amount of the unused portion of the Overall Credit Limit for each such fiscal quarter, commencing on ______________________.”

Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

       WELLS FARGO HSBC TRADE BANK,
KEY TECHNOLOGY, INC.                                                                             NATIONAL ASSOCIATION

By: /s/ David M. Camp                                                                            By: /s/ Heather Graham
Heather Graham
Title: President and CEO                                                                             Relationship Manager

EXHIBIT A
WELLS FARGO HSBC TRADE BANK	ADDENDUM TO CREDIT AGREEMENT

THIS ADDENDUM IS ATTACHED TO THE CREDIT AGREEMENT ("CREDIT AGREEMENT") BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER:  KEY TECHNOLOGY, INC.

ADDITIONAL AFFIRMATIVE COVENANTS

The following covenants are part of Article IV of the Credit Agreement:

REPORTS.  Borrower will furnish the following information or deliver the following reports to Trade Bank at the times indicated below:

•
Annual Financial Statements: Not later than one hundred twenty (120) calendar days after and as of the end of each of Borrower's fiscal years, an annual unqualified audited consolidated financial statement of Borrower prepared by a certified public accountant acceptable to Trade Bank and prepared in accordance with GAAP, to include balance sheet, income statement and statement of cash flow and an annual Borrower prepared consolidating financial statement prepared in accordance with GAAP to include balance sheet and income statement.

•
Quarterly Financial Statements: Not later than forty-five (45) calendar days after and as of the end of each of Borrower's fiscal quarters, a consolidated and consolidating financial statement of Borrower prepared by Borrower, to include balance sheet and income statement.

Certificate of Compliance: At the time each financial statement of Borrower required above is delivered to Trade Bank, a certificate of the chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default under the Agreement nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

•	Insurance: Borrower will maintain in full force and effect insurance coverage on all Borrower's property, including, but not limited to, the following types of insurance coverage:
           policies of fire insurance
               business personal property insurance

All the insurance referred to in the preceding sentence must be in form, substance and amounts, and issued by companies, satisfactory to Trade Bank, and cover risks required by Trade Bank and contain loss payable endorsements in favor of Trade Bank.

FINANCIAL COVENANTS. Borrower will maintain the following (if Borrower has any Subsidiaries which must be consolidated under GAAP, the following applies to borrower and the consolidated Subsidiaries):

•
Total Liabilities divided by Tangible Net Worth. Not at any time greater than 1.0 to 1.0. ("Tangible Net Worth" means the aggregate of total shareholders' equity determined in accordance with GAAP plus indebtedness which is subordinated to the Obligations to Trade Bank under a subordination agreement in form and substance acceptable to Trade Bank or by subordination language acceptable to Trade Bank in the instrument evidencing such indebtedness less (i) all assets which would be classified as intangible assets under GAAP, including, but not limited to, goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises, and (ii) assets which Trade Bank determines in its business judgment would not be available or would be of relatively small value in a liquidation of Borrower's business, including, but not limited to, loans to officers or affiliates and other items), and "Total Liabilities" excludes indebtedness which is subordinated to the Obligations to Trade Bank under a subordination agreement in form and substance acceptable to Trade Bank or by subordination language acceptable to Trade Bank in the instrument evidencing such indebtedness.)

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•
EBITDA Coverage Ratio. Not less than 1.2 to 1.0 on a rolling four-quarter basis as of each fiscal quarter end, based on the sum of the results of four consecutive quarters consisting of the present quarter and the three preceding quarters. ("EBITDA Coverage Ratio" means EBITDA minus non-financed capital expenditures minus dividends divided by interest expense plus income tax expense plus prior period current portion of long term indebtedness, and "EBITDA" means net profit before tax plus interest expense (net of capitalized interest expense), depreciation expense and amortization expense.) In the event that the denominator is a negative number, Borrower will be considered compliant with this covenant.

FINANCIAL COVENANTS. Borrower will maintain the following on unconsolidated quarterly basis (determined as of each fiscal quarter end):

•
Quick Asset Ratio.  Not at any time less than 1.0 to 1.0.  "Quick Asset Ratio" means "Quick Assets" divided by total current liabilities, and "Quick Assets" means cash on hand or on deposit in banks, readily marketable securities issued by the United States, readily marketable commercial paper rated “A-1” by Standard & Poor’s Corporation (or a similar rating by a similar rating organization), certificates of deposit and banker's acceptances, and accounts receivable (net of allowance for doubtful accounts), and with current liabilities to include the aggregate outstanding amount of all Credit Extensions, whether classified as a current or long-term liability per Borrower's financial statement.

Borrower shall only be obligated to comply with financial covenants at the time an advance is requested under the credit facilities and at all times any amounts are outstanding under the facilities.

BY SIGNING HERE BORROWER AGREES TO THE DESIGNATED PROVISIONS IN THIS ADDENDUM:

KEY TECHNOLOGY, INC.

By: /s/ David M. Camp

Title: President and CEO